Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544
Griffon Corporation Announces Third Quarter Operating Results

● Segment adjusted EBITDA of $25.8 million
● Continuing Operations Diluted EPS of $0.12

JERICHO, NEW YORK, August 6, 2009 – Griffon Corporation (NYSE:GFF) today reported operating results for the third quarter ended June 30, 2009.

Third Quarter of Fiscal 2009

Net sales from continuing operations for the third quarter of fiscal 2009 were $287.4 million, compared to $322.3 million in the third quarter of fiscal 2008. Income from continuing operations for the third quarter was $6.9 million, or $0.12 per diluted share, compared to $9.4 million, or $0.29 per diluted share, last year. Income from discontinued operations for the third quarter was essentially nil, compared to a loss of $19.2 million, or $0.59 per diluted share, last year. Net income for the quarter was $6.9 million, or $0.12 per diluted share, compared to a loss of $9.8 million, or $0.30 per diluted share, last year.

The Company’s segment adjusted EBITDA for the third quarter of 2009 was $25.8 million compared to $27.9 million in 2008. Segment adjusted EBITDA is defined as operating income excluding corporate overhead, interest, taxes, depreciation and amortization, restructuring charges and the impact of debt extinguishment.

As a result of the downturn in the residential housing market, in fiscal 2008 the Company exited substantially all of the operating activities of its former Installation Services segment. Operating results of substantially all of the Installation Services segment have been reported as discontinued operations in the condensed consolidated financial statements for all periods presented herein, and the Installation Services segment is excluded from segment reporting. The Company substantially concluded its disposal of the Installation Services segment in the second quarter of fiscal 2009.

As announced in June 2009, the Company plans to consolidate facilities in its Clopay Building Products segment, which is scheduled to be completed in early 2011. The consolidation is expected to produce annual cost savings of approximately $10 million.  The Company estimates that it will incur pre-tax exit and restructuring costs of approximately $12 million, substantially all of which will be cash charges.  In addition, the Company expects to invest approximately $11 million in capital expenditures in order to effectuate the restructuring plan.  These charges and expenditures will occur primarily in fiscal 2010 and 2011.

In addition to organic growth, part of the Company's overall growth strategy calls for the Company to pursue acquisition and investment opportunities, both within its existing segments and outside of those segments.  We regularly examine and explore such opportunities.

Telephonics

For the quarter ended June 30, 2009, Telephonics generated sales of $94.1 million, a 7% increase from the third quarter of fiscal 2008.

The sales increase was primarily attributable to homeland defense and border patrol projects. Segment operating profit increased $0.7 million, or 8%, compared to last year due to a favorable product mix partially offset by increased operating expenses related to research and development and additional administrative expenses to support sales growth.

Clopay Building Products

For the quarter ended June 30, 2009, Clopay Building Products generated sales of $98.5 million, a 13% decrease from the third quarter of fiscal 2008. Garage Door sales continued to be impacted by weakness in the residential housing and credit markets.

The sales decline was principally due to reduced unit volume, offset partially by product mix.

Segment operating profit decreased $1.6 million compared to last year, primarily as a result of reduced sales volume and the associated plant absorption loss, partially offset by ongoing cost reduction efforts.

Clopay Plastic Products

For the quarter ended June 30, 2009, Clopay Plastic Products generated sales of $94.8 million, a 22% decrease from the third quarter of fiscal 2008.

The lower sales were principally due to lower volume in our European business, foreign exchange translation and the pass through of lower resin costs. Segment operating profit decreased $0.7 million, or 13%.  The 50 basis point margin increase benefited from cost containment efforts, which were partially offset by the impact of lower volume.

Balance Sheet and Capital Expenditures

Through a September 2008 common stock rights offering and investment by GS Direct, L.L.C., an affiliate of Goldman Sachs, the Company substantially strengthened its balance sheet by raising an aggregate of $248.6 million in gross proceeds. The Company intends to use the proceeds for general corporate purposes and to fund acquisition and investment opportunities.

The Company’s total cash and equivalents balance at June 30, 2009 was $289.6 million. Total debt outstanding at June 30, 2009 was $179.8 million, including $79.4 million of convertible notes. Capital expenditures for the third quarter were $8.5 million.

In April 2009, the Company purchased $15.1 million face value of the convertible notes from certain noteholders for $14.3 million. The Company recorded a third quarter pre-tax gain of approximately $0.6 million from debt extinguishment, net of a proportionate reduction in the related deferred financing costs.

Conference Call Information

The Company will hold a conference call to discuss its results today, August 6, 2009, at 4:30 PM ET. The conference call can be accessed by dialing (800) 322-9079 (U.S. participants) or (973) 582-2717 (International participants). Callers should ask to be connected to Griffon Corporation’s third quarter fiscal 2009 teleconference and provide the conference ID number 22569921. A replay of the call will be available from August 6, 2009 at 7:30 PM ET by dialing (800) 642-1687 (U.S.) or (706) 645-9291 (International). The replay access code is 22569921. The replay will be available through August 20, 2009.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the Company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Telephonics Corporation, Clopay Building Products Company and Clopay Plastic Products Company.

•	Telephonics’ high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•	Clopay Building Products is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

•
Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets.

For more information on the Company and its operating subsidiaries, please see the Company's website at www.griffoncorp.com.

PRELIMINARY

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(Unaudited)

(in thousands)	Three months ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
NET SALES
Telephonics	$94,126	$88,251	$271,520	$262,508
Clopay Building Products	98,497	112,869	286,566	310,912
Clopay Plastic Products	94,762	121,147	307,720	342,220
Total consolidated net sales	$287,385	$322,267	$865,806	$915,640

INCOME (LOSS) FROM CONTINUING OPERATIONS
Segment operating profit (loss):
Telephonics	$9,908	$9,173	$23,538	$21,795
Clopay Building Products	639	2,252	(15,595)	(8,069)
Clopay Plastic Products	4,780	5,506	16,894	15,856
Total segment operating profit	15,327	16,931	24,837	29,582
Unallocated amounts	(6,281)	(5,335)	(15,489)	(15,692)
Gain from debt extinguishment, net	646	-	7,360	-
Net interest expense	(1,814)	(2,312)	(6,780)	(7,466)
Income from continuing operations before provision
for income taxes and discontinued operations	$7,878	$9,284	$9,928	$6,424

Unallocated amounts typically include general corporate expenses not attributable to any reportable segment.

PRELIMINARY

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Net sales	$287,385	$322,267	$865,806	$915,640
Cost of sales	221,099	248,887	686,588	720,052
Gross profit	66,286	73,380	179,218	195,588

Selling and administrative expenses	58,376	62,550	170,449	181,651
Restructuring and other related charges	38	180	38	2,572
Total operating expenses	58,414	62,730	170,487	184,223

Income from operations	7,872	10,650	8,731	11,365

Other income (expense)
Interest expense	(2,157)	(2,588)	(7,790)	(9,222)
Interest income	343	276	1,010	1,756
Gain from debt extinguishment, net	646	-	7,360	-
Other, net	1,174	946	617	2,525
Total other income (expense)	6	(1,366)	1,197	(4,941)

Income before taxes and discontinued operations	7,878	9,284	9,928	6,424
Provision (benefit) for income taxes	986	(72)	268	(325)
Income before discontinued operations	6,892	9,356	9,660	6,749

Discontinued operations:
Income (loss) from operations of the discontinued Installation Services business	4	(28,113)	1,055	(52,336)
Provision (benefit) for income taxes	(45)	(8,957)	354	(13,063)
Income (loss) from discontinued operations	49	(19,156)	701	(39,273)
Net Income (loss)	$6,941	$(9,800)	$10,361	$(32,524)

Basic earnings (loss) per common share:
Income from continuing operations	$0.12	$0.29	$0.17	$0.21
Income (loss) from discontinued operations	0.00	(0.59)	0.01	(1.21)
Net income (loss)	0.12	(0.30)	0.18	(1.00)

Weighted-average shares outstanding	58,700	32,490	58,673	32,485

Diluted earnings (loss) per common share:
Income from continuing operations	$0.12	$0.29	$0.17	$0.21
Income (loss) from discontinued operations	0.00	(0.59)	0.01	(1.21)
Net income (loss)	0.12	(0.30)	0.18	(1.00)

Weighted-average shares outstanding	59,097	32,689	58,862	32,657

PRELIMINARY

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	At June 30, 2009	At September 30, 2008

CURRENT ASSETS
Cash and equivalents	$289,563	$311,921
Accounts receivable, net of allowances of $5,012 and $5,609	153,799	163,586
Contract costs and recognized income not yet billed	62,972	69,001
Inventories, net	150,333	167,158
Prepaid and other current assets	36,030	52,430
Assets of discontinued operations	4,384	9,495
Total Current Assets	697,081	773,591
PROPERTY, PLANT AND EQUIPMENT, net	230,867	239,003
GOODWILL	93,094	93,782
INTANGIBLE ASSETS, net	32,949	34,777
OTHER ASSETS	24,276	22,067
ASSETS OF DISCONTINUED OPERATIONS	9,011	8,346
Total Assets	$1,087,278	$1,171,566

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$2,084	$2,258
Accounts payable	99,515	129,823
Accrued liabilities	63,167	64,450
Liabilities of discontinued operations	5,252	14,917
Total Current Liabilities	170,018	211,448
LONG-TERM DEBT	177,739	230,930
OTHER LIABILITIES	61,552	59,460
LIABILITIES OF DISCONTINUED OPERATIONS	9,096	10,048
Total Liabilities	418,405	511,886
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	668,873	659,680
Total Liabilities and Shareholders' Equity	$1,087,278	$1,171,566

PRELIMINARY

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$10,361	$(32,524)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Loss (income) from discontinued operations	(701)	39,273
Depreciation and amortization	31,404	31,602
Stock-based compensation	3,042	2,012
Provision for losses on account receivable	646	447
Amortization/write-off of deferred financing costs	1,426	1,118
Gain from debt extinguishment, net	(7,360)	-
Deferred income taxes	(548)	874
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	14,785	17,650
Decrease (increase) in inventories	16,412	(18,746)
Decrease (increase) in prepaid and other assets	14,647	(18,231)
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	(42,299)	29,327
Other changes, net	511	(3,260)
	31,965	82,066
Net cash provided by operating activities	42,326	49,542

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(20,563)	(49,101)
Acquired businesses	-	(1,829)
Proceeds from sale of investment	-	1,000
Decrease (increase) in equipment lease deposits	(330)	3,235
Net cash used in investing activities	(20,893)	(46,695)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares from rights offering	7,257	-
Purchase of shares for treasury	-	(579)
Proceeds from issuance of long-term debt	10,879	84,600
Payments of long-term debt	(56,191)	(82,130)
Decrease in short-term borrowings	(796)	(896)
Financing costs	(559)	(2,779)
Purchase of ESOP shares	(4,370)	-
Tax benefit from vesting of restricted stock	-	909
Other, net	465	(879)
Net cash used in financing activities	(43,315)	(1,754)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in discontinued operations	(1,111)	(3,842)
Net cash provided by investing activities	-	3,928
Net cash provided by (used in) discontinued operations	(1,111)	86

Effect of exchange rate changes on cash and cash equivalents	635	1,113

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(22,358)	2,292
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	311,921	44,747
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$289,563	$47,039

PRELIMINARY

The following is a reconciliation of operating income, which is a GAAP measure of our operating results, to segment operating income and segment adjusted EBITDA. Management believes that the presentation of segment operating income and segment adjusted EBITDA is appropriate to provide additional information about the Company’s reportable segments. Segment operating income and segment adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability of the Company, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, segment operating income and segment adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, capital expenditures and debt service requirements.

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
SEGMENT ADJUSTED EBITDA - BY REPORTABLE SEGMENT
(Unaudited)

(in thousands)	Three months ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008

Telephonics
Segment operating income	$9,908	$9,173	$23,538	$21,795
Depreciation and amortization	1,620	1,712	4,650	4,630
Segment adjusted EBITDA	11,528	10,885	28,188	26,425

Clopay Building Products
Segment operating income (loss)	639	2,252	(15,595)	(8,069)
Depreciation and amortization	3,546	3,331	10,032	9,811
Restructuring charges	38	180	38	2,572
Segment adjusted EBITDA	4,223	5,763	(5,525)	4,314

Clopay Plastic Products
Segment operating income	4,780	5,506	16,894	15,856
Depreciation and amortization	5,239	5,770	16,248	16,940
Segment adjusted EBITDA	10,019	11,276	33,142	32,796

All segments:
Income from operations - as reported	7,872	10,650	8,731	11,365
Unallocated amounts	6,281	5,335	15,489	15,692
Other, net	1,174	946	617	2,525
Segment operating income	15,327	16,931	24,837	29,582
Depreciation and amortization	10,405	10,813	30,930	31,381
Restructuring charges	38	180	38	2,572
Segment adjusted EBITDA	$25,770	$27,924	$55,805	$63,535

Unallocated amounts typically include general corporate expenses not attributable to any reportable segment.